EXHIBIT 99.1

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective January 1, 2015, pursuant to the Agreement and Plan of Merger and Reorganization dated February 22, 2014, as amended on July 15, 2014 (the “Merger Agreement”) by and among RF Micro Devices, Inc. (“RFMD”), TriQuint Semiconductor, Inc. (“TriQuint”), and Qorvo, Inc. (f/k/a Rocky Holding, Inc.) (the “Company”), RFMD and TriQuint completed a strategic combination of their respective businesses through a “merger of equals” business combination transaction (the “Business Combination”). The parties effected the Business Combination by (i) merging a newly-formed direct subsidiary of the Company with and into TriQuint, with TriQuint surviving the merger as a wholly owned direct subsidiary of the Company (such merger, the “TriQuint Merger”); and (ii) merging a newly-formed direct subsidiary of the Company with and into RFMD, with RFMD surviving the merger as a wholly owned direct subsidiary of the Company (the “RFMD Merger”, and, together with the TriQuint Merger, the “Mergers”).

The following unaudited pro forma condensed combined financial statements are based on the respective historical consolidated financial statements and the accompanying notes of RFMD and TriQuint and are adjusted given the effect of the Business Combination. The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting with RFMD considered the accounting acquirer of TriQuint. RFMD reports its financial results using a 52- or 53-week fiscal year, with each of its fiscal quarters ending on the Saturday closest to the last day of the calendar quarter and its fiscal year ending on the Saturday closest to March 31 of each year. TriQuint reported its financial results on a fiscal year basis, with each of its fiscal quarters ending on the Saturday closest to the last day of the calendar quarter and its fiscal year ending on December 31 of each year. The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of both RFMD and TriQuint as of September 27, 2014 and has been prepared to reflect the Business Combination as if it was completed on September 27, 2014. The unaudited pro forma condensed combined statements of operations assume that the Business Combination was completed as of the beginning of RFMD’s fiscal year 2014 (March 31, 2013). The unaudited pro forma condensed combined statements of operations are based on (a) RFMD’s audited consolidated statement of operations for the fiscal year ended March 29, 2014 and TriQuint’s audited consolidated statement of operations for the fiscal year ended December 31, 2013 and (b) RFMD’s unaudited condensed consolidated statement of operations for the six months ended September 27, 2014 and TriQuint’s unaudited condensed consolidated statement of operations for the six months ended June 28, 2014.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes necessary to comply with the requirements of the SEC. The actual results reported by the combined company in periods following the Business Combination may differ significantly from those reflected in these unaudited pro forma condensed combined financial statements for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred in integrating the two companies. As a result, the pro forma financial information is not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the Business Combination been completed on the applicable dates of this pro forma financial information. In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

The unaudited pro forma condensed combined financial statements are based on various assumptions, including assumptions related to the purchase price, and the preliminary allocation of the purchase price to the assets acquired and the liabilities assumed from TriQuint based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. Pro forma adjustments are those that are directly attributable to the transaction, are factually supported and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing effect on consolidated results of operations of the combined company. The final purchase price and the allocation thereof may differ from that reflected in the pro forma condensed combined financial statement after final valuation procedures are performed and estimates are refined.

The unaudited pro forma condensed combined financial statements, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of any expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result from the Business Combination and, accordingly, do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed combined statements of operations exclude projected operating efficiencies and synergies expected to be achieved as a result of the Business Combination. The unaudited pro forma condensed combined financial statements also exclude the effects of costs associated with any restructuring or integration activities or asset dispositions resulting from the Business Combination, as they are currently not known, and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the Business Combination. However, such costs could affect the combined company following the Business Combination in the period the costs are incurred or recorded.

The unaudited pro forma condensed combined financial statements are based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	the historical audited consolidated statement of operations of RFMD for the fiscal year ended March 29, 2014, included in RFMD’s Annual Report on Form 10-K for such period;

•	the historical audited consolidated statement of operations of TriQuint for the fiscal year ended December 31, 2013, included in TriQuint’s Annual Report on Form 10-K for such period;

•	the historical unaudited condensed consolidated financial statements of RFMD as of and for the six months ended September 27, 2014 in RFMD’s Quarterly Report on Form 10-Q for such period;

•	the historical unaudited condensed consolidated statement of operations of TriQuint for the six months ended June 28, 2014, included in TriQuint’s Quarterly Report on Form 10-Q for such period; and

•	the historical unaudited condensed consolidated balance sheet of TriQuint as of September 27, 2014, included in TriQuint’s Quarterly Report on Form 10-Q for such period.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(In thousands)

	RFMD as of September 27, 2014	TriQuint as of September 27, 2014(*)	Pro Forma Adjustments		Pro Forma Combined
ASSETS

Current Assets:
Cash and cash equivalents	$110,675	$223,612	—		$334,287
Short-term investments	130,603	24,330	—		154,933
Accounts receivable, net	218,008	164,397	(971)	(1)	381,434
Inventories	159,152	158,130	88,263	(2)	405,545
Prepaid expenses	21,772	8,791	—		30,563
Other receivables	15,782	17,608	—		33,390
Other current assets	6,418	38,714	20,334	(5)	65,466
Total current assets	662,410	635,582	107,626		1,405,618

Property and equipment, net	207,113	428,459	24,857	(3)	660,429
Goodwill	103,901	13,519	2,098,543	(4)	2,215,963
Intangible assets, net	41,966	19,199	2,374,801	(4)	2,435,966
Long-term investments	2,150	—	—		2,150
Other non-current assets	40,071	110,276	(54,961)	(5)	95,386
Total assets	$1,057,611	$1,207,035	$4,550,866		$6,815,512

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$128,409	$77,702	$(971)	(6)	$205,140
Accrued liabilities	60,635	60,600	62,413	(7)	183,648
Other current liabilities	19,704	—	—		19,704
Total current liabilities	208,748	138,302	61,442		408,492
Other long-term liabilities	46,958	29,932	198,611	(8)	275,501
Total liabilities	255,706	168,234	260,053		683,993
Total shareholders’ equity	801,905	1,038,801	4,290,813	(9)	6,131,519
Total liabilities and shareholders’ equity	$1,057,611	$1,207,035	$4,550,866		$6,815,512

* See Note 5 for an explanation of the reclassification adjustments to TriQuint’s Balance Sheet as of September 27, 2014.

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	RFMD Six Months Ended September 27, 2014	TriQuint Six Months Ended June 28, 2014 (**)	Pro Forma Adjustments		Pro Forma Combined

Revenue	$678,988	$408,377	$(1,739)	(a)	$1,085,626
Cost of goods sold	369,268	256,613	113,777	(a), (b)	739,658
Gross profit	309,720	151,764	(115,516)		345,968
Operating expenses:
Research and development	93,153	97,871	14,347	(b)	205,371
Marketing and selling	38,069	30,217	147,593	(b)	215,879
General and administrative	36,819	36,541	9,345	(b)	82,705
Other operating expense (income)	20,303	(279)	(6,222)	(c)	13,802
Total operating expenses	188,344	164,350	165,063		517,757
Income (loss) from operations	121,376	(12,586)	(280,579)		(171,789)
Interest expense	(669)	(1,699)	—		(2,368)
Interest income	75	69	—		144
Other income (expense)	521	(579)	—		(58)
Income (loss) before income taxes	121,303	(14,795)	(280,579)		(174,071)
Income tax (expense) benefit	(19,345)	936	59,142	(d)	40,733
Net income (loss)	$101,958	$(13,859)	$(221,437)		$(133,338)
Net income (loss) per share:
Basic	$0.35	$(0.08)			$(0.91)
Diluted	$0.34	$(0.08)			$(0.91)
Shares used in per share
calculations:
Basic	287,551	168,140			147,202	(e)
Diluted	295,586	168,140			147,202	(e)

** See Note 5 for an explanation of the reclassification adjustments to TriQuint’s Statement of Operations for the six
months ended June 28, 2014.

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	RFMD Year Ended March 29, 2014	TriQuint Year Ended December 31, 2013 (***)	Pro Forma Adjustments		Pro Forma Combined

Revenue	$1,148,231	$892,879	$(3,644)	(a)	$2,037,466
Cost of goods sold	743,304	635,194	226,925	(a), (b)	1,605,423
Gross profit	404,927	257,685	(230,569)		432,043
Operating expenses:
Research and development	197,269	189,967	30,027	(b)	417,263
Marketing and selling	74,672	59,671	295,171	(b)	429,514
General and administrative	76,732	52,250	16,168	(b)	145,150
Other operating expense (income)	28,913	(3,511)	(3,641)	(c)	21,761
Total operating expenses	377,586	298,377	337,725		1,013,688
Income (loss) from operations	27,341	(40,692)	(568,294)		(581,645)
Interest expense	(5,983)	(4,476)	—		(10,459)
Interest income	179	107	—		286
Other income (expense)	2,336	(5)	—		2,331
Income (loss) before income taxes	23,873	(45,066)	(568,294)		(589,487)
Income tax (expense) benefit	(11,231)	7,058	118,441	(d)	114,268
Net income (loss)	$12,642	$(38,008)	(449,853)		$(475,219)
Net income (loss) per share:
Basic	$0.04	$(0.24)			$(3.26)
Diluted	$0.04	$(0.24)			$(3.26)
Shares used in per share
calculations:
Basic	281,996	159,349			145,813	(e)
Diluted	288,074	159,349			145,813	(e)

*** See Note 5 for an explanation of the reclassification adjustments to TriQuint’s Statement of Operations for the year ended December 31, 2013.

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF TRANSACTION

Effective January 1, 2015, pursuant to the Agreement and Plan of Merger and Reorganization dated February 22, 2014, as amended on July 15, 2014 (the “Merger Agreement”) by and among RF Micro Devices, Inc. (“RFMD”), TriQuint Semiconductor, Inc. (“TriQuint”), and Qorvo, Inc. (f/k/a Rocky Holding, Inc.) (the “Company”), RFMD and TriQuint completed a strategic combination of their respective businesses through a “merger of equals” business combination transaction (the “Business Combination”). The parties effected the Business Combination by (i) merging a newly-formed direct subsidiary of the Company with and into TriQuint, with TriQuint surviving the merger as a wholly owned direct subsidiary of the Company (such merger, the “TriQuint Merger”); and (ii) merging a newly-formed direct subsidiary of the Company with and into RFMD, with RFMD surviving the merger as a wholly owned direct subsidiary of the Company (the “RFMD Merger”, and, together with the TriQuint Merger, the “Mergers”).

Pursuant to the terms of the Merger Agreement, at the effective time of the RFMD Merger (the “RFMD Merger Effective Time”), by virtue of the RFMD Merger and without any action on the part of any shareholder, each share of common stock of RFMD, no par value per share (“RFMD Common Stock”), was converted into the right to receive 0.25 of a share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) (the exchange ratio of one share of RFMD Common Stock for 0.25 of a share of Company Common Stock, the “RFMD Conversion Ratio”) plus cash in lieu of fractional shares. The Merger Agreement provided that, at the RFMD Merger Effective Time, all RFMD equity awards as of immediately prior to the RFMD Merger Effective Time were assumed by the Company, except that such equity awards as were exercisable for or may be settled in shares of RFMD Common Stock became exercisable for or may be settled in shares of Company Common Stock based on the RFMD Conversion Ratio.

Pursuant to the terms of the Merger Agreement, at the effective time of the TriQuint Merger (the “TriQuint Merger Effective Time”), by virtue of the TriQuint Merger and without any action on the part of any stockholder, each share of common stock of TriQuint, $0.001 par value per share (“TriQuint Common Stock”), was converted into the right to receive 0.4187 of a share of Company Common Stock (the exchange ratio of one share of TriQuint Common Stock for 0.4187 of a share of Company Common Stock, the “TriQuint Conversion Ratio” and, together with the RFMD Conversion Ratio, the “Conversion Ratios”) plus cash in lieu of fractional shares. The Merger Agreement provided that, at the TriQuint Merger Effective Time, all TriQuint equity awards as of immediately prior to the TriQuint Merger Effective Time were assumed by the Company, except that such equity awards as were exercisable for or may be settled in shares of TriQuint Common Stock became exercisable for or may be settled in shares of Company Common Stock based on the TriQuint Conversion Ratio.

The RFMD Merger Effective Time occurred promptly after the TriQuint Merger Effective Time. At the closing of the transaction, the effect of the application of the Conversion Ratios constituted a one-for-four reverse stock split. The RFMD Common Stock and the TriQuint Common Stock were each delisted from the NASDAQ Stock Market.

The issuance of Company Common Stock in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S–4 (File No. 333–195236), filed with the Securities and Exchange Commission (“SEC”) and declared effective on July 30, 2014 (the “Registration Statement”). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Mergers and the related transactions. Additional information about the Mergers is also contained in Current Reports on Form 8–K filed by RFMD and TriQuint and incorporated by reference into the Joint Proxy Statement/Prospectus.

Pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company Common Stock is deemed to be registered under Section 12(b) of the Exchange Act. The Company Common Stock began trading on the NASDAQ Global Select Market under the ticker symbol “QRVO” on January 2, 2015.

As a result of the Business Combination, RFMD and TriQuint will combine complementary product portfolios, featuring power amplifiers (PAs), power management integrated circuits (PMICs), antenna control solutions, switch-based products and premium filters, to deliver a comprehensive portfolio of high-performance mobile solutions. It is expected that the Business Combination will also strengthen the combined company's service to the infrastructure and defense/aerospace industries and enable advanced gallium nitride (GaN) solutions for additional markets and applications. It is expected that customers also will benefit from new scale advantages in manufacturing and research and development, as well as an aggressive roadmap of new products and technologies.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

NOTE 2. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of RFMD and TriQuint and has been prepared to reflect the Business Combination as if it was completed on September 27, 2014. The unaudited pro forma condensed combined statements of operations assume that the Business Combination was completed as of the beginning of RFMD’s fiscal year 2014 (March 31, 2013). The unaudited pro forma condensed combined statements of operations are based on (a) RFMD’s unaudited condensed consolidated statement of operations for the six months ended September 27, 2014 and TriQuint’s unaudited condensed consolidated statement of operations for the six months ended June 28, 2014, and (b) RFMD’s audited consolidated statement of operations for the fiscal year ended March 29, 2014 and TriQuint’s audited consolidated statement of operations for the fiscal year ended December 31, 2013. To the extent identified, certain reclassifications have been reflected in the historical financial statements of TriQuint to conform to RFMD’s presentation, as described in Note 5 below.

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 “Business Combinations” (“ASC 805”). Although the Business Combination is a “merger of equals,” generally accepted accounting principles require that one of the two companies in the Business Combination be designated as the acquirer for accounting purposes based on the available evidence. RFMD and TriQuint have evaluated the provisions of ASC 805 and concluded that RFMD should be the acquirer for accounting purposes. In reaching such conclusion, the companies considered, among other things, the relative outstanding share ownership, the composition of the governing body of Qorvo and the designation of certain senior management positions of Qorvo.

Under the acquisition method of accounting, the assets and liabilities of TriQuint, as of the effective date of the Business Combination, will be recorded by RFMD at their respective fair values and the excess of the merger consideration over the fair value of TriQuint’s net assets will be allocated to goodwill.

The unaudited pro forma condensed combined financial statements are based on various assumptions, including assumptions related to the purchase price, and the preliminary allocation of the purchase price to the assets acquired and the liabilities assumed from TriQuint based on preliminary estimates of fair value. The pro forma assumptions and adjustments are described in the accompanying notes presented on the following pages, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. Pro forma adjustments are those that are directly attributable to the transaction, are factually supported and, with respect to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing effect on consolidated results of operations of the combined company. The final purchase price and the allocation thereof may differ from that reflected in the pro forma condensed combined financial statement after final valuation procedures are performed and estimates are refined.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the Business Combination occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating efficiencies, synergies, asset dispositions or other restructurings that could result from the Business Combination.

RFMD has performed a review of TriQuint’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the pro forma condensed combined financial statements. RFMD is not aware of any differences that would have a material effect on the unaudited pro forma condensed combined financial statements; therefore, the unaudited pro forma condensed combined financial statements do not reflect any differences in accounting policies.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

NOTE 3. PRELIMINARY PURCHASE PRICE

Preliminary Purchase Price

The total preliminary estimated purchase price for the transaction is approximately $5,236,162 as follows (in thousands):

Value of shares of Qorvo common stock to be issued to TriQuint stockholders	(1)	$4,998,107
Value of Qorvo restricted stock units to be issued to holders of TriQuint restricted stock units and market based restricted stock units	(2),(3)	9,293
Value of Qorvo options to be issued to holders of TriQuint stock options	(2),(4)	228,762
Total consideration to be transferred		$5,236,162

(1)
Equals TriQuint outstanding shares as of December 31, 2014 multiplied by the exchange ratio (before giving effect to the one-for-four reverse stock split) of 1.6749, and the resulting shares are then adjusted by the one-for-four reverse stock split and multiplied by the Qorvo split-adjusted share price on December 31, 2014 of $66.36.

(2)
In accordance with applicable accounting guidance, the fair value of replacement awards attributable to precombination service is recorded as part of the consideration transferred in the Business Combination, while the fair value of replacement awards attributable to postcombination service is recorded separately from the Business Combination and recognized as compensation cost over the remaining postcombination service period. The portion of TriQuint equity awards attributable to precombination and postcombination service is estimated based on the ratio of the service period rendered as of December 31, 2014 to the total service period. The fair value of awards attributed to precombination service was recognized as a component of the purchase price. The impact of postcombination compensation costs have been recorded as adjustments to the unaudited pro forma condensed combined statements of operations.

(3)
The fair value of Qorvo equivalent restricted stock units and market based restricted stock units was estimated based on the closing price of TriQuint common stock on December 31, 2014. The equivalent number of market based restricted stock units was estimated based upon TriQuint’s total shareholder return relative to the performance of companies in the S&P Semiconductor Index for the applicable measurement period.

(4)
The fair value of the Qorvo equivalent stock options was estimated as of December 31, 2014 using the Black-Scholes valuation model, which utilizes various assumptions, including expected volatility and expected term of option awards. The implied volatility of market-traded options on Qorvo common stock was used for the expected volatility assumption input to the Black-Scholes option-pricing model. The expected term assumption of option awards was estimated based on TriQuint’s historical employee stock option exercise behavior as well as the remaining contractual exercise term. The expected volatility and expected term are based on Qorvo’s best estimates, both of which impact the fair value of the option and, ultimately, the total consideration transferred.

TriQuint’s and RFMD’s outstanding equity awards include a provision for acceleration of vesting in certain circumstances involving termination in connection with a change in control. Adjustments have been made to the unaudited pro forma condensed combined balance sheet as a result of this provision based on actual awards subject to accelerated vesting for former TriQuint employees terminated upon consummation of the Business Combination. No adjustments have been made to the unaudited pro forma condensed combined statements of operations, as this cost does not have an ongoing impact to the financial statements.

NOTE 4. PRELIMINARY ESTIMATED PURCHASE PRICE ALLOCATION

Under the acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the Business Combination. The pro forma purchase price allocation below has been developed based on preliminary estimates of fair value using the historical financial statements of TriQuint as of September 27, 2014. Inventory and property and equipment balances as of September 27, 2014 incorporate an estimated fair value step-up based upon a preliminary valuation performed by management and its third party valuation advisors, as of December 31, 2014. Once Qorvo and its third party valuation advisors complete this analysis, additional insights may be gained that could impact: (i) the estimated total value assigned to intangible assets, (ii) the estimated allocation of value between finite-lived and indefinite-lived intangible assets and/or (iii) the estimated weighted-average useful life of each category of intangible assets. The estimated intangible asset values and their useful lives could be affected by a variety of factors.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The estimated intangible assets consist of customer relationships, developed technology, purchase order backlog, trade name and in-process research and development. The estimated useful lives range between one year and six years and are detailed in the schedule below. The estimated fair values of the intangibles were based primarily on current estimates of TriQuint’s expected future cash flows and may change as estimates and assumptions are refined. Additional intangible asset classes may be identified as the valuation process continues. A 10% change in the amount allocated to identifiable intangible assets would increase or decrease annual amortization expense by approximately $48.1 million. The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The actual amounts recorded when the final valuation is complete may differ materially from the pro forma amounts presented below (in thousands):

Total preliminary purchase price		$5,236,162
Estimated fair value of net tangible assets acquired and liabilities assumed:
Cash and cash equivalents	223,612
Investments in marketable securities	24,330
Accounts receivable	164,397
Inventories	246,393
Prepaid expenses and other current assets	69,790
Property and equipment	453,316
Other non-current assets, net	55,315
Accounts payable, accrued liabilities and other current liabilities	(190,535)
Long-term deferred tax liabilities, net	(291,320)
Other long-term liabilities	(25,198)
		730,100
Estimated fair value of identifiable intangible assets acquired:
Customer relationships	1,220,000
Developed technology	610,000
Purchase order backlog	65,000
Trade name	29,000
In-process research and development	470,000
		2,394,000
Estimated goodwill		$2,112,062

Tangible assets acquired and liabilities assumed

The tangible assets acquired (with the exception of inventory and property and equipment) and liabilities assumed are based on the historical balance sheet of TriQuint as of September 27, 2014, which approximate fair value. Inventory and property and equipment balances incorporate an estimated fair value step-up based upon a preliminary valuation performed as of December 31, 2014 and are subject to further review by management. See Note 6 below for a further explanation of the assumptions related to certain of the assets assumed.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

Identifiable intangible assets

The preliminary fair value of the acquired developed technology was determined based on an income approach using the “excess earnings method” and the "relief from royalty method." Both methods yielded similar results. The preliminary fair value of the acquired customer relationships was determined based on an income approach using the “with and without method.” The preliminary fair value of the acquired trade name was determined based on an income approach using the “relief from royalty method.” These estimates are based on a preliminary valuation and are subject to further review by management.

The following table sets forth the components of these intangible assets and their estimated useful lives (dollars in thousands):

	Fair Value	Estimated Useful Life
Customer relationships	$1,220,000	4-6 years
Developed technology	610,000	4-6 years
Purchase order backlog	65,000	1 year
Trade name	29,000	3 years
In-process research and development	470,000	Indefinite

Acquired in-process research and development (“IPRD”) is an intangible asset classified as an indefinite-lived asset until the completion or abandonment of the associated research and development effort. IPRD will be amortized over an estimated useful life to be determined at the date the associated research and development effort is completed, or expensed immediately when, and if, the project is abandoned. Acquired IPRD is not amortized during the period that it is considered indefinite-lived, but rather is subject to annual testing for impairment or when there are indicators of impairment.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

NOTE 5. RECLASSIFICATION ADJUSTMENTS

The following reclassification adjustments have been made to the September 27, 2014 historical balance sheet of TriQuint to conform to RFMD’s presentation (in thousands):

As of September 27, 2014
Deferred tax assets, net, as reported by TriQuint	$17,956
Reclassify to Other current assets	(17,956)
Adjusted TriQuint Deferred tax assets, net, to conform to RFMD	$-

Other receivables, as reported by TriQuint	$-
Reclassified from Other current assets	17,608
Adjusted TriQuint Other receivables to conform to RFMD	$17,608

Other current assets, as reported by TriQuint	$38,366
Reclassified from Deferred tax assets, net	17,956
Reclassify to Other receivables	(17,608)
Adjusted TriQuint Other current assets to conform to RFMD	$38,714

Deferred tax assets – non-current, net, as reported by TriQuint	$51,019
Reclassify to Other non-current assets	(51,019)
Adjusted TriQuint Deferred tax assets – non-current, net, to conform to RFMD	$-

Other non-current assets, net, as reported by TriQuint	$59,257
Reclassified from Deferred tax assets – non-current, net	51,019
Adjusted Other non-current assets, net, to conform to RFMD	$110,276

Accrued payroll, as reported by TriQuint	$45,766
Reclassify to Accrued liabilities	(45,766)
Adjusted TriQuint Accrued payroll to conform to RFMD	$-

Other accrued liabilities, as reported by TriQuint	$14,834
Reclassify to Accrued liabilities	(14,834)
Adjusted TriQuint Other accrued liabilities to conform to RFMD	$-

Accrued liabilities, as reported by TriQuint	$-
Reclassified from Accrued payroll	45,766
Reclassified from Other accrued liabilities	14,834
Adjusted TriQuint Accrued liabilities to conform to RFMD	$60,600

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

The following reclassification adjustments have been made to the historical statements of operations of TriQuint to conform to RFMD’s presentation (in thousands):

	Six Months Ended June 28, 2014	Twelve Months Ended December 31, 2013

Selling, general and administrative, as reported by TriQuint	$66,479	$108,410
Reclassify to General and administrative	(30,217)	(52,250)
Reclassify to Marketing and selling	(36,541)	(59,671)
Reclassify to Other operating expense (income)	279	3,511
Adjusted TriQuint Selling, general and administrative to conform to RFMD	$-	$-

Marketing and selling, as reported by TriQuint	$-	$-
Reclassified from Selling, general and administrative	36,541	59,671
Adjusted TriQuint Marketing and selling to conform to RFMD	$36,541	$59,671

General and administrative, as reported by TriQuint	$-	$-
Reclassified from Selling, general and administrative	30,217	52,250
Adjusted TriQuint General and administrative to conform to RFMD	$30,217	$52,250

Other operating expense (income), as reported by TriQuint	$-	$-
Reclassified from Selling, general and administrative	(279)	(3,511)
Adjusted TriQuint Other operating expense (income) to conform to RFMD	$(279)	$(3,511)

Recovery of investments in other companies, as reported by TriQuint	$-	$421
Reclassify to Other income (expense)	-	(421)
Adjusted TriQuint Recovery of investments in other companies to conform to RFMD	$-	$-

Other, net, as reported by TriQuint	$(579)	$(426)
Reclassified from Recovery of investments in other companies	-	421
Adjusted TriQuint Other income (expense) to conform to RFMD	$(579)	$(5)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

NOTE 6. UNAUDITED PRO FORMA ADJUSTMENTS (in thousands)

The following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Balance Sheet

1. Accounts Receivable

During the six months ended September 27, 2014, as well as the twelve months ended March 29, 2014, RFMD purchased various products from TriQuint. The pro forma adjustment of $971 relates to the elimination of the RFMD accounts receivable balance on TriQuint’s September 27, 2014 balance sheet.

2. Inventories

Raw material inventory is measured at fair value (current replacement cost), which is estimated to be the current carrying value. Work-in-process inventory is estimated at the fair market value, which is the estimated selling price less the sum of (a) costs to complete the manufacturing process, (b) costs of selling effort, and (c) a reasonable profit margin for the completion of the manufacturing process and selling effort. Finished goods inventory is estimated at the fair market value, which is the estimated selling price less the sum of (a) costs of selling effort, and (b) a reasonable profit margin for the selling effort.

The pro forma adjustment of $88,263 reflects the step-up in value of the acquired work-in-process and finished goods inventory. The increased valuation of the inventory will increase cost of goods sold as the acquired inventory is sold after the closing date of the Business Combination. There is no continuing effect of the acquired inventory adjustment on the combined operating results and, as such, this adjustment is not in the unaudited pro forma condensed combined statements of operations.

3. Property and Equipment

TriQuint's property and equipment is estimated at current replacement value based upon a preliminary valuation performed as of December 31, 2014. These estimates are subject to further review by management and its third party valuation advisors.

4. Goodwill and Other Intangible Assets

The net pro forma adjustment to goodwill includes the elimination of TriQuint’s pre-merger goodwill balance and is calculated as follows (in thousands):

Purchase price allocation to goodwill (Note 4)	$2,112,062
Elimination of pre-merger TriQuint goodwill	(13,519)
Total pro forma adjustment to goodwill	$2,098,543

The net pro forma adjustment to intangible assets, net, includes the elimination of TriQuint pre-merger intangible assets and is calculated as follows (in thousands):

Value assigned to intangible assets acquired (Note 4)	$2,394,000
Elimination of pre-merger TriQuint intangible assets	(19,199)
Total pro forma adjustment to intangible assets	$2,374,801

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

See Note 4 for the estimated purchase price allocation. The final valuation could differ significantly from the current estimate. The pro forma purchase price allocation is preliminary as final valuation procedures have not yet been completed. The pro forma presentation assumes that the historical values of TriQuint’s tangible assets (with the exception of inventory and property and equipment) and liabilities as of September 27, 2014, approximate fair value. Inventory and property and equipment balances incorporate an estimated fair value step-up based upon the preliminary valuation performed as of December 31, 2014. Additionally, the allocation of the purchase price to acquired intangible assets is preliminary and subject to the final outcome of management’s analysis to be conducted with the assistance of valuation advisors. The residual amount of the purchase price has been allocated to goodwill. The actual amounts recorded when the valuation is finalized may differ materially from the pro forma amounts presented herein.

5. Other Current Assets and Other Non-Current Assets

TriQuint has a long-term asset related to a non-qualified deferred compensation plan that requires a lump-sum payout upon change in control at the election of the eligible employees and members of the TriQuint board. The pro forma adjustment of $4,734 relates to the portion of deferred compensation assets which is required to be reclassified as a current asset as a result of the Business Combination.

TriQuint’s historical current and non-current deferred tax assets have been reduced in the amounts of $57 and $50,227, respectively. The pro forma adjustments reflect the impact of netting these historical deferred tax assets with the deferred tax liabilities recorded in purchase accounting related to step-up in value of intangible assets allocated to the United States (U.S.).

RFMD's historical current deferred tax assets have been increased by $15,657 to reflect the release of the historical RFMD valuation allowance on the RFMD current deferred tax assets. This valuation allowance has been reduced to properly reflect the deferred tax benefits available as a result of the recognition of the deferred tax liability associated with the step-up to fair value of the intangible assets acquired in the transaction.

The incremental valuation allowance is not reflected as a pro forma adjustment to the statement of operations as the application of the valuation allowance will not have a continuing impact in the statement of operations of the combined entity.

6. Accounts Payable

During the six months ended September 27, 2014, as well as the twelve months ended March 29, 2014, RFMD purchased various products from TriQuint. The pro forma adjustment of $971 relates to the elimination of the TriQuint accounts payable balance on RFMD’s September 27, 2014 balance sheet.

7. Accrued Liabilities

The pro forma accrued liabilities include an adjustment of $57,679 reflecting the estimated unpaid non-recurring merger-related costs (that are not reflected in the historical financial statements of either RFMD or TriQuint) such as investment banking fees, legal fees, accounting fees, valuation fees and other expenses associated with the Business Combination, which RFMD and TriQuint either have incurred or expect to incur (estimated). While presented in the unaudited pro forma condensed combined balance sheet, these costs have been excluded from the unaudited pro forma condensed combined statements of operations as there is no continuing effect of such costs.

TriQuint has a non-qualified deferred compensation plan that requires a lump-sum payout upon change in control at the election of the eligible employees and members of the TriQuint board. The pro forma adjustment of $4,734 relates to the portion of deferred compensation obligation that is being reclassified from other long-term liabilities as a result of the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

8. Other Long-Term Liabilities

TriQuint has a non-qualified deferred compensation plan that requires a lump-sum payout upon change in control at the election of the eligible employees and members of the TriQuint board. The pro forma adjustment of $4,734 relates to the portion of deferred compensation obligation that is being reclassified to accrued liabilities as a result of the Business Combination.

The pro forma adjustment of $203,345 reflects (1) an increase in deferred tax liabilities recorded in purchase accounting of $291,320 associated with the estimated fair market value of the intangible assets in Singapore at a 5% tax rate and the deferred tax liabilities associated with the estimated fair value of intangible assets in the U.S. at a 36% effective tax rate offset by acquired deferred tax assets, offset by (2) a decrease in the net deferred tax liability by $87,975 to reflect the impact of the reduction of RFMD's valuation allowance on long-term deferred tax assets in the U.S. which would then be netted against the acquired deferred tax liabilities. This valuation allowance has been reduced to properly reflect the availability of deferred tax benefits generated by the recognition of the deferred tax liability associated with the fair value of the intangible assets acquired in the transaction.

The deferred tax liability associated with the Singapore intangible assets is $71,406, and the deferred tax liability, after netting with TriQuint long-term deferred tax assets, is $219,914.

Singapore has granted a 10 year tax holiday to TriQuint through 2021 for a reduction in the statutory rate of 17% to 5%.

9. Stockholders’ Equity

The historical stockholders’ equity of TriQuint was eliminated upon the completion of the Business Combination. The total stockholders’ equity of the combined company was increased over RFMD shareholders’ equity prior to the Business Combination by the value of the common stock issued in connection with the Business Combination. Qorvo will be issuing approximately $4,998,107 of common stock as part of the purchase price consideration, and estimates the value of replacement stock options, restricted stock units and other equity-based awards to be $238,055. Refer to Note 3 for a discussion of the determination of the estimated preliminary purchase price which includes how the common stock to be issued and stock based awards outstanding at the date of the Business Combination were valued.

The calculation of the pro forma adjustments to total stockholders’ equity is as follows (in thousands):

Elimination of pre-merger TriQuint equity balances	$(1,038,801)
Impact of shares to be issued to TriQuint stockholders	5,236,162
Release of RFMD valuation allowance	103,632
Estimated transaction costs	(10,180)
Total pro forma adjustment	$4,290,813

Statements of Operations

a. Intercompany Transactions

During the six months ended September 27, 2014, as well as the twelve months ended March 29, 2014, RFMD purchased various products from TriQuint in the amount of $1,739 and $3,644, respectively. Adjustments have been included in the unaudited pro forma condensed combined statements of operations to eliminate revenue and cost of goods sold related to these transactions.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

b. Cost of Goods Sold, Research and Development, Marketing and Selling, and General and Administrative

The pro forma adjustments reflect the amortization for acquired intangibles (Note 4), postcombination stock compensation expense (Note 3), and additional depreciation for the preliminary fair value assessment of property and equipment (Note 6).

The pro forma adjustments are as follows (in thousands):

Six months ended September 27, 2014:	Cost of Goods Sold	Research and Development	Marketing and Selling	General and Administrative
Elimination of TriQuint historical amortization expense	$(1,976)	$(222)	$(608)	$(125)
Amortization of intangible assets acquired	99,167	—	141,500	—
Incremental postcombination stock compensation expense	12,193	14,569	6,701	9,470
Incremental depreciation expense	6,132	—	—	—
Pro forma adjustment	$115,516	$14,347	$147,593	$9,345

Twelve months ended March 29, 2014:	Cost of Goods Sold	Research and Development	Marketing and Selling	General and Administrative
Elimination of TriQuint historical amortization expense	$(4,642)	$(441)	$(1,422)	$(249)
Amortization of intangible assets acquired	198,333	—	283,000	—
Incremental postcombination stock compensation expense	24,612	30,468	13,593	16,417
Incremental depreciation expense	12,266	—	—	—
Pro forma adjustment	$230,569	$30,027	$295,171	$16,168

c. Transaction Costs

The adjustment represents (1) the elimination of merger-related transaction costs that were recognized in RFMD’s statement of operations for the six months ended September 27, 2014 and the twelve months ended March 29, 2014, and (2) the elimination of merger-related transaction costs that were recognized in TriQuint's statement of operations for the six months ended June 28, 2014 and the twelve months ended December 31, 2013, as they have no continuing impact on the combined results of operations.

d. Income Taxes

The pro forma adjustments to tax expense relate to the recognition of deferred tax benefit in Singapore at a 5% tax rate and the recognition of deferred tax benefit in the U.S. at a 36% effective tax rate. For the period ended June 28, 2014, the adjustment of $59,142 comprised of $7,162 of deferred tax benefit in Singapore, and $51,980 of deferred tax benefit in the U.S. For the period ended December 31, 2013, the adjustment of $118,441 was comprised of $14,325 of deferred tax benefit in Singapore, and $104,116 of deferred tax benefit in the U.S.

Singapore has granted a 10-year tax holiday to TriQuint through 2021 for a reduction in the statutory rate of 17% to 5%.

The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had RFMD and TriQuint filed consolidated income tax returns during the periods presented.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS — (Continued)

e. Basic and Diluted Shares

	RFMD Six months ended September 27, 2014	TriQuint Six months ended June 28, 2014		Combined
(shares in thousands)
Historical basic weighted average shares outstanding	287,551	179,875	*
Exchange ratio	0.25	0.4187
Adjusted basic and diluted weighted average shares outstanding	71,888	75,314	**	147,202

	RFMD Twelve months ended March 29, 2014	TriQuint Twelve months ended December 31, 2013		Combined
(shares in thousands)
Historical basic weighted average shares outstanding	281,996	179,875	*
Exchange ratio	0.25	0.4187
Adjusted basic and diluted weighted average shares outstanding	70,499	75,314	**	145,813

* Represents outstanding shares of TriQuint stockholders as of December 31, 2014.

** Represents shares of Qorvo common stock to be issued to TriQuint stockholders as of December 31, 2014.